Exhibit 1.1

$5,600,000,000

T-MOBILE USA, INC.

6.464% Senior Notes due 2019

6.542% Senior Notes due 2020

6.633% Senior Notes due 2021

6.731% Senior Notes due 2022

6.836% Senior Notes due 2023

Underwriting Agreement

October 8, 2013

Deutsche Bank Securities Inc.

As Representative of the several

Underwriters listed

in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Deutsche Telekom AG (the “Selling Noteholder”) proposes to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $1,250,000,000 principal amount of T-Mobile USA, Inc.’s, a Delaware corporation (the “Company”), 6.464% Senior Notes due 2019 (the “2019 Notes”), $1,250,000,000 principal amount of its 6.542% Senior Notes due 2020 (the “2020 Notes”), $1,250,000,000 principal amount of its 6.633% Senior Notes due 2021 (the “2021 Notes”), $1,250,000,000 principal amount of its 6.731% Senior Notes due 2022 (the “2022 Notes”) and $600,000,000 principal amount of its 6.836% Senior Notes due 2023 (the “2023 Notes,” and together with the 2019 Notes, the 2020 Notes, the 2021 Notes and the 2022 Notes, the “Notes” and, together with the Guarantees (as defined below), the “Securities”) (collectively, the “Offering”). The Securities were issued under an Indenture, dated as of April 28, 2013 (the “Base Indenture”), and five separate supplemental indentures, each dated as of April 28, 2013: supplemental indenture six with respect to the 2019 Notes, seven with respect to the 2020 Notes, eight with respect to the 2021 Notes, nine with respect to the 2022 Notes and ten with respect to the 2023 Notes (together with the Base Indenture, the “Indenture”), in each case, among the Company, T-Mobile US, Inc., a Delaware corporation (“Parent”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and the Guarantors (as defined below).

The payment of principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Parent, (ii) each of the Company’s subsidiaries listed in Schedule 2 hereto, and (iii) any subsidiary of the Company or Parent formed or acquired after the Closing Date (as defined below) that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent and the subsidiaries of the Company or Parent referred to in (ii) and (iii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).

As used in this underwriting agreement (this “Agreement”), the term “Transaction Documents” collectively refers to this Agreement, the Indenture and the Securities.

Each of the Company, the Selling Noteholder and the Guarantors hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-189425), including a prospectus, relating to the Securities. Such registration statement, which became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement (the “Base Prospectus”) plus the preliminary prospectus supplement, dated October 8, 2013, to the Base Prospectus relating to the Securities at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus plus the final prospectus supplement that includes the Rule 430 Information in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:30 p.m. on the date hereof (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2. Purchase of the Notes by the Underwriters.

(a) The Selling Noteholder, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, agrees to sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Noteholder (v) the aggregate principal amount of 2019 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 101.875% of the principal amount thereof plus accrued interest from July 28, 2013 to the Closing Date, (w) the aggregate principal amount of 2020 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.875% of the principal amount thereof plus accrued interest from July 28, 2013 to the Closing Date, (x) the aggregate principal amount of 2021 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.875% of the principal amount thereof plus accrued interest from July 28, 2013 to the Closing Date, (y) the aggregate principal amount of 2022 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.875% of the principal amount thereof plus accrued interest from July 28, 2013 to the Closing Date and (z) the aggregate principal amount of 2023 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.875% of the principal amount thereof plus accrued interest from July 28, 2013 to the Closing Date. The Selling Noteholder will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Selling Noteholder understands that the Underwriters intend to make a public offering of the Securities on the terms set forth in the Prospectus. The Selling Noteholder acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter; provided that (i) such offers and sales are made on the basis of the representations, warranties and agreements of the Underwriters and otherwise in accordance with the provisions of this Agreement as if such affiliates were named as an Underwriter hereunder and (ii) such Underwriter shall be responsible for any actions of its affiliates.

(c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York City time, on October 16, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Company and the Selling Noteholder may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Selling Noteholder to the Representative against delivery to the nominee of The Depository Trust Company, for the respective accounts of the several Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes imposed on the sale of the Securities by the Selling Noteholder to the Underwriters pursuant to this Agreement duly paid by the Selling Noteholder. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) Each of the Company, the Guarantors and the Selling Noteholder acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company, the Guarantors and the Selling Noteholder with respect to the Offering (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors, the Selling Noteholder or any other person. Additionally, no Underwriter is advising the Company, the Guarantors, the Selling Noteholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, the Guarantors and the Selling Noteholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company, the Guarantors or the Selling Noteholder with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the Selling Noteholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, the Guarantors or the Selling Noteholder.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter and the Selling Noteholder as of the date hereof and at the Closing Date (or such other date as is expressly stated herein) that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus conformed in all material respects with the applicable requirements of the Securities Act at the time of its use, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or any Guarantor or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement conformed and will conform in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the

Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed or will conform, as the case may be, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since the date of the most recent financial statements of Parent and the Subsidiaries (as defined below) included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt, taken as a whole, of Parent or any Subsidiary, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent or any Subsidiary on any class of capital stock, or any material adverse change, in or affecting the business, assets, management, financial position, results of operations or properties of Parent and any Subsidiary taken as a whole; (ii) neither Parent nor any Subsidiary has entered into any transaction or agreement that is material to Parent and any Subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and any Subsidiary taken as a whole; and (iii) neither Parent nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Organization and Good Standing. Each of Parent, the Company and the Guarantors (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to own, lease and operate its respective properties and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of Parent and the Guarantors, taken as a whole, (B) the long-term debt or capital stock of Parent or any Guarantor, (C) the marketability of the Notes or the related Guarantees or (D) the validity of this Agreement or any other Transaction Document to which they are or will become a party described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).

(h) Capitalization. The subsidiaries listed on Schedule 3 (collectively, the “Subsidiaries” and each individually, a “Subsidiary”) are the only “subsidiaries” of Parent as of the date hereof and the Closing Date (within the meaning of Rule 405 under the Securities Act). Except for the Subsidiaries or as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, Parent does not hold a material ownership or other material interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by Parent, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except (1) for any such security interests, claims, liens, limitations on voting rights or encumbrances as would (a) constitute “Permitted Liens” (“Permitted Liens”) as defined in the section of the Time of Sale Information and the Prospectus entitled “Description of the Notes” (the “DoN”) or (b) be immaterial to the business, assets, financial condition, results of operations or properties of Parent and the Subsidiaries taken as a whole, or (2) any restrictions on transfer under applicable federal or state securities laws.

(i) Preemptive and Other Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in Parent or the Subsidiaries (any “Relevant Security”). All of the issued and outstanding shares of capital stock of Parent and the Subsidiaries are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from Parent or any Subsidiary any Relevant Security of Parent or any Subsidiary, except for such non-compliance and violations which would not reasonably be expected to result in a Material Adverse Effect.

(j) Due Authorization. The Company and each of the Guarantors has the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(k) The Notes and the Guarantees. The Notes have been duly authorized, executed, authenticated, issued and delivered by the Company as provided in the Indenture and are duly and validly issued and outstanding and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”), and are entitled to the benefits of the Indenture; and the Guarantees have been duly and validly authorized, executed, authenticated, issued and delivered by each of the Guarantors in accordance with the provisions of the Indenture and constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, subject to the effect of the Enforceability Exceptions. The Guarantees conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(l) The Indenture. The Base Indenture has been duly and validly authorized by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. Each Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus. The Indenture conforms in all material respects to the applicable requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(m) The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

(n) No Violation or Default. Neither Parent, the Company nor any Guarantor (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of Parent or any Guarantor pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Conflicts; No Consents Required. None of (i) the execution, delivery and performance by the Company and each Guarantor, as applicable, of this Agreement, the Indenture and the consummation of the transactions contemplated by the Transaction Documents to which each of them, respectively, is a party or (ii) the sale of the Notes by the Selling Noteholder pursuant to this Agreement violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of Parent or any Guarantor, or an acceleration of any “Indebtedness” (as defined in the DoN) of Parent or any Guarantor pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of Parent or any Guarantor, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which Parent or any Guarantor is a party or by which Parent or any Guarantor or their respective properties, operations or assets is or may be bound or (C) assuming the representations and warranties of the Underwriters herein are true and correct, any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (B) and (C) above) as would not reasonably be expected to have a Material Adverse Effect.

(p) Legal and Administrative Authorizations. Each of Parent and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither Parent nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to Parent or any Subsidiary, would reasonably be expected to result in the revocation of, or imposition of a burdensome restriction on, any Consent, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(q) Legal Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending, domestic or foreign, to which Parent or any Subsidiary is a party or of which the business, property, operations or assets of Parent or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is subject or to which the business, property, operations or assets of Parent or any Subsidiary is or may be subject that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Time of Sale Information and the Prospectus and is not so disclosed or (B) would reasonably be expected to have a Material Adverse Effect.

(r) [Reserved]

(s) No Governmental Prohibitions. (i) To the Company’s and the Guarantors’ knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the sale of the Notes or the Guarantees or prevents or suspends the use of the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto, (ii) to the Company’s and the Guarantors’ knowledge, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction and (iii) every request of the Company and the Guarantors from any securities authority or agency of any jurisdiction for additional information relating to the sale of the Notes or Guarantees or the sale of the Notes has been complied with in all material respects.

(t) No Labor Disputes. There is (i) no material unfair labor practice complaint pending against Parent or any Subsidiary nor, to the Company’s and the Guarantors’ knowledge, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board relating to collective bargaining or collective action by employees, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any Subsidiary or, to the Company’s and the Guarantors’ knowledge, threatened against any of them, (ii) no material strike, labor dispute, slowdown, or stoppage pending against Parent or any Subsidiary nor, to the Company’s and the Guarantors’ knowledge, threatened against any of them, (iii) no material labor disturbance by the employees of Parent or any Subsidiary or, to the Company’s and the Guarantors’ knowledge, no such disturbance is imminent and (iv) no material union representation petition has been submitted to Parent or any Subsidiary. To the Company’s and the Guarantors’ knowledge, no material collective bargaining organizing activities are taking place with respect to Parent or any Subsidiary. Neither Parent nor any Subsidiary has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that would not reasonably be expected to have a Material Adverse Effect.

(u) Compliance with ERISA. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), failure to satisfy the minimum funding standards under Section 430 of the Code and in Section 303 of ERISA or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which Parent or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which Parent or any Subsidiary would have any liability is in compliance with its terms and applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; neither Parent nor any Subsidiary has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA), except as would not reasonably be expected to have a Material Adverse Effect; and each plan for which Parent or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, its related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualified status, except as would not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement, the other Transaction Documents and the sale of the Securities by the Underwriters will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

(v) Environmental Laws. None of Parent or any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety or the Environment (as defined below), including those relating to the generation, storage, treatment, disposal, transport, presence, release or threat of release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Environmental Liabilities. There is no alleged liability, or to the Company’s and the Guarantors’ knowledge, any events, occurrences or conditions which would reasonably be expected to result in liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of Parent or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by Parent or any Subsidiary, as the case may be or (ii) any violation or alleged violation of any Environmental Laws, other than in each of (i) and (ii) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environment” means ambient air, indoor air, land surface and subsurface strata, surface water, ground water, drinking water and natural resources such as wetlands, flora and fauna. The term “Hazardous Materials” means any chemicals, materials, substances, wastes, pollutants and contaminants in any form, including petroleum and petroleum products, asbestos and asbestos containing materials, regulated by or which give rise to liability under any Environmental Law.

(x) Title to Real and Personal Property. Parent and the Subsidiaries own or lease all such material properties as are reasonably necessary to the conduct of the businesses of Parent and the Subsidiaries as presently operated as described in the Registration Statement, the Time of Sale Information and the Prospectus. Parent and the Subsidiaries have (i) good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens, and except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by Parent and the Subsidiaries, taken as a whole, and (ii) peaceful and undisturbed possession of any material real property and buildings held under lease or sublease by Parent and the Subsidiaries, taken as a whole, and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder (including, to the Company’s and the Guarantors’ knowledge, defaults by the landlord), with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by Parent or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.

(y) Title to Intellectual Property. Parent and each Subsidiary (i) owns or possesses a right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess the right to use would not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others (except where such conflict with any such right of others would not reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, to the Company’s and the Guarantors’ knowledge, there is no infringement by third parties of any Intellectual Property of Parent or any Subsidiary; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened, action, suit, proceeding or claim by others challenging the rights in or to any Intellectual Property of Parent or any Subsidiary; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened, action, suit, proceeding or claim by others that Parent or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(z) Taxes. (i) Parent and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision (to the extent required by U.S. GAAP or the applicable requirements of any non-U.S. accounting standards) for the payment of all federal, state, foreign and other tax assessments, governmental or other similar charges, including without limitation, all sales and use taxes and taxes which Parent or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency, assessment or other claim with respect to a proposed adjustment of Parent or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s and the Guarantors’ knowledge, threatened; (iii) the accruals and reserves on the books and records of Parent and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate (in accordance with U.S. GAAP or the applicable requirements of any non-U.S. accounting standards) to meet any assessments and related liabilities for any such period and, since December 31, 2012, Parent and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of Parent or any Subsidiary, except, in each case of clauses (i) through (iv), as would not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

(aa) Accounting Controls. Parent and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange

Act) that comply with the requirements of the Exchange Act, have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, are effective and have been designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP (or the applicable requirements of any non-U.S. accounting standards) and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Guarantors are not aware of any existing material weaknesses in their internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, Parent’s internal control over financial reporting.

(bb) Disclosure Controls. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to Parent and the Subsidiaries is disclosed to Parent’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2012, such disclosure controls and procedures were effective.

(cc) Property and Casualty Insurance. Parent and the Subsidiaries maintain property and casualty insurance in such amounts and covering such risks as Parent and the Subsidiaries reasonably consider adequate for the conduct of Parent and each Subsidiary’s businesses and the value of Parent’s and each Subsidiary’s properties and as is customary for publicly held companies engaged in similar businesses in similar industries, all of which property and casualty insurance is in full force and effect, except where the failure to maintain such property and casualty insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by Parent or any Subsidiary under any such insurance policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Parent has no reason to believe that Parent and each Subsidiary will not be able to renew their respective existing property and casualty insurance as and when such coverage expires or will be able to obtain replacement property and casualty insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such property and casualty insurance.

(dd) No Undisclosed Relationships. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no relationship material to Parent, the Company and the Subsidiaries taken as a whole, direct or indirect, exists between or among Parent, any Subsidiary or, to the Company’s and the Guarantors’ knowledge, any affiliate of the Company, on the one hand, and any director, executive officer or, to the Company’s and the Guarantors’ knowledge, security holder (or any immediate family member of such director, executive officer or security holder), of Parent, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Parent to or for the benefit of any of the executive officers or directors of the Company or Parent or any of their respective family members. Parent has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Parent.

(ee) Investment Company Act. Each of Parent and each Subsidiary is not now and, after completion of the sale of the Notes as contemplated hereunder will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(ff) No Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no holder of any Relevant Security of Parent or any Subsidiary has any rights to require registration of any Relevant Security by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Transaction Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Transaction Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(gg) No Stabilization or Manipulation. None of Parent, any Subsidiary, or any controlled affiliate of the Company (within the meaning of Rule 144 under the Securities Act) has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of Parent or any Subsidiary to facilitate the sale or distribution of the Securities or (ii) since the date of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Parent or any Subsidiary.

(hh) Financial Statements. The historical financial statements and the related notes thereto included or incorporated by reference, in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of the Parent and its consolidated subsidiaries or MetroPCS Communications, Inc. (“MetroPCS”) and its consolidated subsidiaries, as the case may be, as of the dates indicated and the results of their operations and their cash flows for the periods specified in all material respects; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby in all material respects. The other historical financial, pro forma, as adjusted and statistical information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and that is derived from the historical financial information and statements presents fairly the information included therein in all material respects and has been prepared on a basis consistent with that of the financial statements and historical, pro forma and as adjusted financial information and statements that are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of Parent. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with Article 11 of Regulation S-X (with the exception of any prospective financial information or projections included therein), have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances described therein.

(ii) Independent Accountants. Deloitte & Touche LLP (the “MetroPCS Auditors”), who have certified or will certify the financial statements and supporting schedules and information of the Company’s predecessor company, MetroPCS and its subsidiaries included or to be included as part of the Registration Statement, the Time of Sale Information and the Prospectus for the fiscal years ended December 31, 2010, 2011 and 2012, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act. PricewaterhouseCoopers LLP (the “T-Mobile Auditors”), who have certified or will certify the financial statements and supporting schedules and information of Parent and the Subsidiaries included or to be included as part of the Registration Statement, the Time of Sale Information and the Prospectus for the fiscal years ended December 31, 2010, 2011 and 2012, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(jj) Statistical and Market Data. The statistical, industry-related and market-related data that is included in the Registration Statement, the Time of Sale Information and the Prospectus are based on, or derived from, sources which the Company and the Guarantors reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived in all material respects.

(kk) [Reserved]

(ll) [Reserved]

(mm) No Broker’s Fees. Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering of the Securities.

(nn) Default Under Transaction Documents. None of Parent or any of the Subsidiaries is in default under any of the contracts described in the Registration Statement, the Time of Sale Information and the Prospectus, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) Selling Restrictions. Neither Parent nor any Subsidiary has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will distribute any material in connection with the offering of the Securities other than the Registration Statement, the Time of Sale Information and the Prospectus or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Securities Act or the FSMA) and approved by the Representative, such approval not to be unreasonably withheld, conditioned or delayed.

(pp) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the Offering.

(qq) [Reserved]

(rr) Sarbanes-Oxley Act. Parent is in compliance in all material respects with, and there is and has been no failure on the part of Parent’s directors or officers, in the capacities as such, to comply in all material respects with, all applicable provisions of the Sarbanes-Oxley Act.

(ss) Compliance with Money Laundering Laws. The operations of Parent and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s and the Guarantors’ knowledge, threatened.

(tt) No Conflicts with Sanctions Laws. None of Parent, any Subsidiary, or, to the Company’s and the Guarantors’ knowledge, any director, officer, agent, employee or affiliate of Parent or any Subsidiary is currently subject to any sanctions administered or enforced by the U.S. Government under the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is Parent or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(uu) FCPA Matters. Neither Parent nor any Subsidiary nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or controlled affiliate of Parent or any Subsidiary has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and Parent, the Subsidiaries and each of their respective controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv) Reliance. Any certificate signed by or on behalf of Parent, the Company or any Guarantor and delivered to the Underwriters or the Selling Noteholder or to counsel for the Underwriters or counsel to the Selling Noteholder pursuant to this Agreement or any of the other Transactions Documents shall be deemed to be a representation and warranty by Parent, the Company or such Guarantor, as the case may be, to the Underwriters or the Selling Noteholder as to the matters covered thereby and not a personal representation or warranty by the person executing such certificate. Each of Parent, the Company and the Guarantors acknowledge that the Underwriters and the Selling Noteholder and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel for Parent, the Company and the Guarantors and counsel for the Underwriters and counsel to the Selling Noteholder, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

4. Representations and Warranties of the Selling Noteholder. The Selling Noteholder represents and warrants to, and agrees with, the Company and the Underwriters that:

(a) Title to Securities. The Selling Noteholder (i) is the record and beneficial owner of the full aggregate principal amount of Securities and on the Closing Date will be the record and beneficial owner of the full aggregate principal amount of each series of Notes, in each case free and clear of all liens, encumbrances, equities and claims, and (ii) has validly entered into this Agreement and has full power and authority to sell its interest in the Securities, and, assuming that the Underwriters acquire their interest in the Securities they have purchased from the Selling Noteholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“NYUCC”)), the Underwriters that have purchased such Securities delivered on the Closing Date to The Depository Trust Company by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NYUCC) to such Securities purchased by such Underwriters, and no action based on an adverse claim (within the meaning of Section 8-105 of the NYUCC) may be asserted against such Underwriters with respect to such Securities.

(b) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Noteholder.

(c) No Stabilization. The Selling Noteholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided, however, that no such representation is made with respect to any action undertaken by the Underwriters.

(d) Required Consents. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Noteholder of the transactions contemplated herein, except (i) such as may have been obtained under the Securities Act and the Trust Indenture Act, as may be required by the rules of the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters,

(iii) such other approvals as have been obtained and (iv) such consents, approvals, authorizations or orders which the failure to make or obtain would not reasonably be expected to have a material adverse effect on the ability of such Selling Noteholder to consummate the transactions herein contemplated.

(e) No Conflicts. Neither the sale of the Securities being sold by the Selling Noteholder nor the consummation of any other of the transactions herein contemplated by the Selling Noteholder or the fulfillment of the terms hereof by the Selling Noteholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the charter or by-laws (or comparable governing documents) of the Selling Noteholder, (ii) the terms of any indenture or other agreement or instrument to which the Selling Noteholder or any of its subsidiaries (other than Parent and its Subsidiaries) is a party or bound, or (iii) any judgment, order or decree applicable to the Selling Noteholder or any of its subsidiaries (if applicable) of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Noteholder or any of its subsidiaries (other than Parent and its Subsidiaries), other than in each case any conflict, breach, violation or default which would not reasonably be expected to have a material adverse effect on the ability of the Selling Noteholder to consummate the transactions herein contemplated.

(f) Registration Statement; Time of Sale Information; Prospectus. On the effective date of the Registration Statement and at the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Time of Sale, the Time of Sale Information did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this clause (f) shall apply only and exclusively to written information furnished in writing to the Company or to the Representative by or on behalf of the Selling Noteholder specifically for inclusion in the Registration Statement, Time of Sale Information or Prospectus (or any supplement thereto), it being understood and agreed that the only such information consists solely of the name and address of such Selling Noteholder and “Principal Amount of Notes” owned by such Selling Noteholder under the caption “Selling Noteholder”.

(g) Material Information. As of the date hereof and as of the Closing Date, the sale of the Securities by the Selling Noteholder is not and will not be prompted by any “material nonpublic information” (as such phrase has been interpreted under U.S. Federal securities laws) concerning the Company that is not set forth in the Registration Statement, the Time of Sale Information or the Prospectus.

(h) Reliance. Any certificate signed by the Selling Noteholder (or any officer thereof) and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Noteholder, as to matters covered thereby, to the Underwriters.

5. A. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter and the Selling Noteholder that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will cause Parent to file within the time periods required by the Exchange Act (including all extensions permitted by Rule 12b-25 thereunder) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this Offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, upon request, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Selling Noteholder, the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and, except as required by applicable law, will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative and/or the Selling Noteholder reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative and the Selling Noteholder promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has become effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the receipt by the Company of any order of the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and the Selling Noteholder and promptly prepare and, subject to paragraph (c) above, file with the

Commission (to the extent required) and furnish to the Underwriters, to such dealers as the Representative may designate and the Selling Noteholder, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and the Selling Noteholder and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate and the Selling Noteholder, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will, with cooperation from the Representative and the counsel for the Underwriters, qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and sale of the Securities but in no event longer than 180 days from the Closing Date; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) execute or file any general consent to service of process in any such jurisdiction or take any other action that would subject itself to general service of process in such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company (and Parent) occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j) [Reserved].

(k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of any security of the Company or the Guarantors.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

B. Further Agreements of the Selling Noteholder. The Selling Noteholder agrees with each of the several Underwriters and the Company that:

(a) No Stabilization. The Selling Noteholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company or the Guarantors.

(b) Notice. The Selling Noteholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the Prospectus Delivery Period, of any change in the name of the Selling Noteholder and the amount of Securities owned by the Selling Noteholder included under the caption “Selling Noteholders” in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any amendment or supplement thereto.

(c) Free Writing Prospectus. The Selling Noteholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act), and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(d) Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Selling Noteholder and its subsidiaries (other than Parent and its Subsidiaries) will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(e) Tax Form. The Selling Noteholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed Internal Revenue Service Form W-8BEN.

6. Certain Representations and Warranties and Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 5A(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, each Underwriter may use a term sheet in the form of Annex C hereto or a different term sheet that contains no information other than the information set forth on Annex C without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company and the Selling Noteholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(d) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) and with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Deutsche Bank Securities Inc. on behalf of the Underwriters; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company, the Selling Noteholder or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company, the Guarantors and the Selling Noteholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5A(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company; the Guarantors and the Selling Noteholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers and the Selling Noteholder and its officers, in each case made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by Parent or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by Parent or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate from (x) the chief financial officer of the Company (in his capacity as such) and that is in form and substance reasonably satisfactory to the Representative (i) confirming that, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (d) above and (y) an authorized officer of the Selling Noteholder confirming that the representations and warranties of the Selling Noteholder in this Agreement are true and correct and that the Selling Noteholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(f) Comfort Letters. On the date hereof and on the Closing Date, (i) the MetroPCS Auditors shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance previously agreed, with such changes as are reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the MetroPCS financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date, and (ii) the T-Mobile Auditors shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’

“comfort letters” to underwriters with respect to the Company financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Perkins Coie LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) Opinion of Federal Communications Regulatory Counsel. Wiley Rein LLP, federal communications regulatory counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and Cahill Gordon & Reindel LLP, counsel for the Underwriters.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of Counsel for the Selling Noteholder. The Selling Noteholder shall have caused its counsel to have furnished to the Representative its written opinion, dated the Closing Date and addressed to the Underwriters, in the form agreed to on the date hereof.

(k) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities.

(l) Good Standing. The Representative shall have received on and as of, or as near as practicably possible to, the Closing Date reasonably satisfactory evidence of the good standing of the Company, Parent and the other Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) DTC Eligibility. The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors agree jointly and severally to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and actual out-of-pocket legal fees and other reasonable and actual out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to an Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Underwriters by the Selling Noteholder. The Selling Noteholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above; provided that the Selling Noteholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with information relating to such Selling Noteholder furnished in writing by or on behalf of such Selling Noteholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Applicable Time Information or any amendment or supplement thereto; provided, however, that the liability under this subsection of each Selling Noteholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts received by such Selling Noteholder from the sale of Securities sold by such Selling Noteholder hereunder.

(c) Indemnification of the Company and the Selling Noteholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and each of the Guarantors, (ii) each of their respective directors and officers who signed the Registration Statement and (iii) each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Noteholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fourth and eleventh paragraphs in the section entitled “Underwriting” in the Prospectus.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a), (b) and (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a), (b) and (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in which case in this clause (iv), the Indemnifying Person’s obligations shall be for reasonable and actual outside counsel fees and expenses. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Deutsche Bank Securities Inc. and any such separate firm for the Company, each of the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, the Guarantors and the Selling Noteholder on the one hand and the Underwriters on the other from the Offering and also to reflect the relative fault of the Company, the Guarantors and the Selling Noteholder on the one hand and the Underwriters on the other, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Guarantors and the Selling Noteholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Noteholder from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, the Guarantors and the Selling Noteholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors and the Selling Noteholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Guarantors, the Selling Noteholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an

Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligation hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company and the Selling Noteholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by Parent or any Subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering of the Securities; or (v) other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the occurrence of any change in the financial condition, business, properties, assets, prospects or results of operations of Parent and its subsidiaries, taken as a whole, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Date to purchase any of the 2019 Notes, 2020 Notes, 2021 Notes, 2022 Notes and/or 2023 Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of such 2019 Notes, 2020 Notes, 2021 Notes, 2022 Notes or 2023 Notes, as the case may be, in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the respective aggregate principal amounts of 2019 Notes, 2020 Notes, 2021 Notes, 2022 Notes or 2023 Notes, as the case may be, to be purchased on such date pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the purchase obligations of all non-defaulting Underwriters of such 2019 Notes, 2020 Notes, 2021 Notes, 2022 Notes or 2023 Notes, as the case may be; or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the respective aggregate principal amounts of the 2019 Notes, 2020 Notes, 2021 Notes, 2022 Notes or 2023 Notes, as the case may be, to be purchased on such date pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(b) No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Selling Noteholder shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangement.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Securities and any taxes payable in that connection (other than any transfer taxes payable by the Selling Noteholder pursuant to Section 2(d) hereof and any income taxes imposed on the Selling Noteholder with respect to the sale of the Securities by the Selling Noteholder to the Underwriters pursuant to this Agreement); (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the

Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties); and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the Offering by, FINRA. The Company shall not be obligated to pay any expenses incurred in connection with any “road show” presentation to potential investors (including investor meetings, ground transportation, conference calls, NetRoadshow and document processing. The Company shall not be obligated in any manner to pay or reimburse any expenses or other costs of any of the Underwriters, including, but not limited to, the costs and expenses of the Underwriter’s legal counsel or any costs incurred by the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 10 (other than clauses (i), (iii) and (iv) of Section 10), (ii) the Selling Noteholder for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Selling Noteholder agrees to reimburse the Underwriters for all reasonable and actual out-of-pocket costs and expenses (including the fees and expenses of its outside counsel) reasonably incurred by the Underwriters in connection with this Agreement and the Offering; provided that in no event shall such costs and expenses to be reimbursed by the Selling Noteholder exceed $100,000.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of any Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from an Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors, the Selling Noteholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors, the Selling Noteholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Guarantors, the Selling Noteholder or the Underwriters. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 8 and 12 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

16. Miscellaneous.

(a) Submission to Jurisdiction. The Selling Noteholder hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Selling Noteholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Selling Noteholder agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Selling Noteholder and may be enforced in any court to the jurisdiction of which the Selling Noteholder is subject by a suit upon such judgment. The Selling Noteholder irrevocably appoints Deutsche Telekom, Inc., located at 14 Wall Street, Suite 6B, New York, NY 10005 (from the date hereof until October 31, 2013) and subsequently located at One Rockefeller Plaza, 16th Floor, New York, NY 10020 (beginning on November 1, 2013), as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Selling Noteholder, by the person serving the same to the address provided in this Section 16(a), shall be deemed in every respect effective service of process upon the Selling Noteholder in any such suit or proceeding. The Selling Noteholder hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Selling Noteholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Deutsche Bank Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, Second Floor (Fax (212) 797-4877), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq. If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to T-Mobile USA, Inc., 12920 SE 38th Street, Bellevue, Washington 98006, Attention: General Counsel, and with a copy to Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101, Attention: Eric DeJong, Esq. If sent to the Selling Noteholder all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to Deutsche Telekom, Inc., located at 14 Wall Street, Suite 6B, New York, NY 10005 (from the date hereof until October 31, 2013) and subsequently located at One Rockefeller Plaza, 16th Floor, New York, NY 10020 (beginning on November 1, 2013), and with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Adam O. Emmerich, Esq., Fax: (212) 403-2000.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

(h) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

[signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and Chief Financial Officer

DEUTSCHE TELEKOM AG

By:	/s/ Stephan Wiemann
Name: Stephan Wiemann
Title: Authorized Signatory

By:	/s/ Jakob Poggensee
Name: Jakob Poggensee
Title: Authorized Signatory

GSV LLC
METROPCS 700 MHZ, LLC
METROPCS AWS, LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, INC.
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NETWORKS, LLC
METROPCS NEW YORK, LLC
METROPCS TEXAS, LLC
METROPCS NEVADA, LLC
METROPCS PENNSYLVANIA, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC

SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Authorized Person on each of the above named entities

Accepted: October 8, 2013

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Scott Sartorius
Authorized Signatory

By:	/s/ Christopher Blum
Authorized Signatory

Schedule 1

Underwriter	Principal Amount

	2019 Notes	2020 Notes	2021 Notes	2022 Notes	2023 Notes
Deutsche Bank Securities Inc.	$208,334,000	$208,334,000	$208,334,000	$208,334,000	$100,000,000
Citigroup Global Markets Inc.	208,334,000	208,334,000	208,334,000	208,334,000	100,000,000
Credit Suisse Securities (USA) LLC	208,333,000	208,333,000	208,333,000	208,333,000	100,000,000
Goldman, Sachs & Co.	208,333,000	208,333,000	208,333,000	208,333,000	100,000,000
J.P. Morgan Securities LLC	208,333,000	208,333,000	208,333,000	208,333,000	100,000,000
Morgan Stanley & Co. LLC	208,333,000	208,333,000	208,333,000	208,333,000	100,000,000
Total	$1,250,000,000	$1,250,000,000	$1,250,000,000	$1,250,000,000	$600,000,000

Schedule 1-1

Schedule 2

GUARANTORS

Entity	Jurisdiction of Organization
GSV LLC	Delaware
MetroPCS AWS, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS 700 MHZ, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Networks, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Central LLC	Delaware

Schedule 2-1

T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile US, Inc.	Delaware
T-Mobile West LLC	Delaware
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

Schedule 2-2

Schedule 3

SUBSIDIARIES OF PARENT

Entity	Jurisdiction of Organization
GSV LLC	Delaware
MetroPCS AWS, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS 700 MHZ, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Networks, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Central LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
T-Mobile USA, Inc.	Delaware
T-Mobile USA Tower LLC	Delaware

Schedule 3-1

Entity	Jurisdiction of Organization
T-Mobile USA Foundation	Washington
TMUS Assurance Corporation	Hawaii
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

Schedule 3-2

Annex A

Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form set forth on Annex B hereto.

Annex A-1

Annex B

Pricing Term Sheet

(see attached)

Annex B-1